Exhibit 10.34

IDACORP, INC.
NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
(As Amended November 20, 2014)

I.     Purpose

The purpose of the IDACORP, Inc. Non-Employee Directors Stock Compensation Plan is to provide ownership of the Company's stock to non-employee members of the Board of Directors and to strengthen the commonality of interest between directors and shareholders.

II.     Definitions

When used herein, the following terms shall have the respective meanings set forth below:

"Annual Retainer" means the annual retainer payable by the Company to Non-Employee Directors and shall include, for purposes of this Plan, meeting fees, cash retainers and any other cash compensation payable to Non-Employee Directors by the Company for services as a director.

"Annual Meeting of Shareholders" means the annual meeting of shareholders of the Company at which directors of the Company are elected.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Change in Control" means the earliest of the following to occur: (a) any person (which shall not include the Company, any Subsidiary or any employee benefit plan of the Company or of any Subsidiary) ("Person") or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (b) any Person or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) acquires ownership of the stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company (this part (b) applies only when there is a transfer of stock of the Company and the Company's stock remains outstanding after the transaction); (c) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board; or (d) any Person or group (as that term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Notwithstanding anything contained herein to the contrary, no transaction or event shall constitute a Change in Control for purposes of the Plan unless the transaction or event constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)) and the term Change in Control shall be interpreted in a manner consistent with the proper interpretation of the similar provisions in the Section 409A Treasury Regulations.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board of Directors.

"Common Stock" means the common stock, without par value, of the Company.

"Company" means IDACORP, Inc., an Idaho corporation, and any successor corporation.

"Deferral Account" means an account maintained by the Company in the name of a Participant that is used to track the Deferred Stock Units of a Participant who elects to defer receipt of his or her Stock Payments pursuant to Section VI hereof.

"Deferral Election" means a Participant's deferral election, as defined in Section VI(A) hereof.

"Deferred Stock Unit" means a notional entry in a Participant's Deferral Account representing one share of Common Stock.

"Effective Date" means May 17, 1999.

"Employee" means any officer or other common law employee of the Company or of any Subsidiary.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Non-Employee Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

"Plan" means the Company's Non-Employee Directors Stock Compensation Plan, adopted by the Board on May 5, 1999, as it may be amended from time to time.

"Separation from Service" means a Participant's separation from service (as that term is used in Section 409A(a)(2)(A)(i) of the Code) with the Company.

"Stock Payment" means that portion of the Annual Retainer to be paid to Non-Employee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company, as provided in Section V hereof.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.     Shares of Common Stock Subject to the Plan

Subject to Section VII below, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 100,000 shares. The Common Stock to be delivered under the Plan will be made available from treasury stock or shares of Common Stock purchased on the open market.

IV.     Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Company shall pay all costs of administration of the Plan. Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company, the Participants and their estates and beneficiaries.

V.     Determination of Annual Retainer and Stock Payments

A.	Annual Retainer

The Board shall determine the Annual Retainer payable to all Non-Employee Directors of the Company.

B.	Stock Payments

Subject to the provisions of Section V(C) below, each director who is a Non-Employee Director on March 1 of each year shall receive, on March 1 or the first business day thereafter, as a portion of the Annual Retainer, a Stock Payment of $80,000 in value of Common Stock. Non-Employee Directors may elect to defer receipt of the

Stock Payment in accordance with the provisions of Section VI hereof. The number of shares granted (or credited as Deferred Stock Units pursuant to a Deferral Election in accordance with Section VI hereof) shall be determined based on (i) for shares granted from treasury stock and Deferred Stock Units, the closing price of the Common Stock on the consolidated transaction reporting system on the business day immediately preceding the date paid to the Non-Employee Director or credited to his or her Deferral Account, as the case may be, and (ii) for open market purchases, the actual price paid to purchase the shares.

Non-Employee Directors who are initially elected to the Board after March 1 in any year shall receive a prorated Stock Payment on the first business day of the month following the effective date of their election to the Board, but in no event later than March 15 of the year following the year in which they are initially elected to the Board. The Stock Payment will be prorated by multiplying $80,000 by a fraction, the numerator of which equals the number of months (with a partial month counted as a full month) remaining in the calendar year and the denominator of which is twelve.

At the time of payment (or, if applicable, at the time of distribution of any shares of Common Stock pursuant to Section VI hereof), a certificate evidencing the shares of Common Stock shall be registered in the name of the Participant and issued to the Participant.

C.     Non-Employee Directors on April 1, 2007 and Thereafter

A Non-Employee Director initially elected to the Board effective on or after April 1, 2007 shall receive, on March 1 or the first business day thereafter, a prorated Stock Payment if the Board is aware on March 1 that the Non-Employee Director will not continue to serve on the Board for the entire year. The number of shares granted (or credited as Deferred Stock Units pursuant to a Deferral Election) shall be calculated by multiplying $80,000 by a fraction, the numerator of which is the number of actual or expected months (with a partial month counted as a full month) of service on the Board during the year and the denominator of which is twelve. If the Board is not aware on March 1 that a Non-Employee Director initially elected to the Board effective on or after April 1, 2007 will not serve on the Board for the entire year, such Non-Employee Director shall receive a full Stock Payment and shall not be required to forfeit or otherwise return any shares of Common Stock granted as a Stock Payment or credited as Deferred Stock Units pursuant to the Plan notwithstanding any change in status of such Non-Employee Director which renders him or her ineligible to continue as a Participant in the Plan.

D.     Non-Employee Directors Prior to April 1, 2007

A Non-Employee Director initially elected to the Board effective prior to April 1, 2007 will not receive a prorated Stock Payment as set forth in the immediately preceding Section V(C), but rather will receive a full Stock Payment on March 1 or the first business day thereafter, notwithstanding the fact that the Board may be aware that the Non-Employee Director will not continue to serve on the Board for the entire year. The number of shares granted (or credited as Deferred Stock Units pursuant to a Deferral Election) shall be calculated in the manner set forth in Section V(B) hereof. No Non-Employee Director who was a member of the Board effective prior to April 1, 2007 shall be required to forfeit or otherwise return any shares of Common Stock granted as a Stock Payment or credited as Deferred Stock Units pursuant to the Plan notwithstanding any change in status of such Non-Employee Director which renders him or her ineligible to continue as a Participant in the Plan.

E.    No Further Stock Payments

Notwithstanding the foregoing, Non-Employee Directors will not receive a Stock Payment under the Plan on or after February 26, 2010.

VI.    Deferral of Stock Payment

A.	Deferral Elections

A Participant may elect to defer receipt of his or her Stock Payment by timely filing a deferral election (a "Deferral Election") in accordance with such procedures as may from time to time be prescribed by the Committee. A Deferral Election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Stock Payment being deferred are to be performed.

A Participant's Deferral Election shall become irrevocable as of the last date the Deferral Election could be delivered or such earlier date as may be established by the Committee. A Participant may revoke or change a Deferral Election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Participant's Deferral Election shall remain in effect and will apply to Stock Payments in future years (beyond the first year to which it relates) unless and until the Participant revokes the Deferral Election. The deadline for revocation of a Deferral Election for this purpose shall be the same as the deadline for delivering a Deferral Election with respect to the year or such earlier date as may be established by the Committee. Revocation shall be effected by the Participant's delivery of a Termination of Deferral Election Agreement or such other document as the Committee may prescribe for such purpose.

If a valid Deferral Election is timely filed by a Participant, a Deferral Account shall be established for the Participant and credited with a number of Deferred Stock Units equal to the number of shares of Common Stock that would have been received by the Participant pursuant to Section V hereof absent the Deferral Election.

B.	Dividends

If dividends are paid on shares of Common Stock, a Participant's Deferral Account shall be credited on the dividend payment date with a number of additional Deferred Stock Units (and/or fraction thereof) determined by dividing (i) the dividends that would have been paid on the Deferred Stock Units held in the Participant's Deferral Account as of the dividend record date as if they were actual shares of Common Stock by (ii) the closing price of the Common Stock on the consolidated transaction reporting system on the dividend payment date.

C.	Deferred Stock Units

Amounts in a Participant's Deferral Account shall remain denominated in the form of Deferred Stock Units until distributed.

D.	Time of Distribution

Deferral Accounts shall be distributed (or, in the case of installments, distributions shall commence) upon Separation from Service. Participants shall elect in their Deferral Elections whether distributions shall be in a lump sum or in installments, subject to such terms and conditions as the Committee may from time to time prescribe. In the case of a Participant's death, whether before or after distributions have commenced, the Participant's Deferral Account balance shall be distributed in a lump sum as soon as practicable (but in all events within 90 days) thereafter to the Participant's estate or, if applicable, designated beneficiary.

Upon a Change in Control, the Participant's Deferral Account balance shall be distributed in a lump sum as soon as practicable (but in all events within 90 days) thereafter to the Participant.

E.	Beneficiaries

A Participant may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made under Section VI hereof upon the Participant's death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be by written notice filed with the Secretary of the Company and shall not be effective until received by the Secretary of the Company. If a Participant designates more than one beneficiary, any payments under Section VI hereof to such beneficiaries shall be made in equal amounts unless the Participant has designated otherwise, in which case the payments shall be made in the amounts designated by the Participant. If no beneficiary has been designated by the Participant, or the designated beneficiaries have predeceased the Participant, payment shall be made to the Participant's estate. If any dispute shall arise as to the entitlement of any person to any portion of the Participant’s Deferral Account balance, the Company's obligations under this Plan will be satisfied if it makes payment to the Participant's estate.

F.	Distribution of Deferral Accounts

Distribution shall be in shares of Common Stock, with each Deferred Stock Unit equal to one share of Common Stock and any fractional shares paid in cash.

G.	Section 409A

To the extent applicable, it is intended that this Plan will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan shall be interpreted accordingly.

VII.     Adjustments in Authorized Shares and Deferred Stock Units

In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123(R)), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made in (i) the number and kind of shares of Common Stock that may be delivered under the Plan and (ii) the number and kind of Deferred Stock Units in Participants' Deferral Accounts, in either case to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The maximum number of shares issuable under the Plan and the number of Deferred Stock Units allocated to a Participant's Deferral Account as a result of any such adjustment shall be rounded down to the nearest whole share or unit. Adjustments made by the Committee pursuant to this Section VII shall be final, binding and conclusive.

VIII.     Amendment and Termination of Plan

The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to the satisfaction of all obligations under the Plan to Participants (and Participants' estates and beneficiaries). However, no such termination, suspension or amendment or other action with respect to the Plan shall adversely affect the Participants' Deferral Account balances which have accrued prior to such action.

IX.     Effective Date and Duration of the Plan

The Plan will become effective upon the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section VIII, until all shares subject to the Plan have been granted or distributed according to the Plan's provisions.

X.     Miscellaneous Provisions

A.     Continuation of Directors in Same Status

Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, as conferring upon any Participant any legal or other right to continue as a director or in any other capacity, or as limiting, interfering with or otherwise affecting the right of the Company to terminate a Participant in his or her capacity as a director or otherwise at any time for any reason, with or without cause, and without regard to the effect that such termination might have upon him or her as a Participant under the Plan.

B.     Compliance with Government Regulations

Neither the Plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register the shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such shares under the Plan or any subsequent offer, sale or other transfer of such shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock may be legended as the Committee shall deem appropriate.

C.     Nontransferability of Rights

No Participant shall have the right to assign the right to receive any Stock Payment or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment or any such right or interest (prior to the issuance of stock certificates evidencing such Stock Payment).

D.    Successor Entities

All obligations of the Company or any Subsidiary under the Plan shall be binding on any successor to the Company or any Subsidiary, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reorganization or other transaction involving all or substantially all of the business and/or assets of the Company or any Subsidiary. References to the Company or Subsidiary in the Plan shall be deemed to refer to the successors thereto, as applicable.

E.    Severability

In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

F.    Governing Law

To the extent not preempted by Federal law, the Plan and all rights and obligations hereunder shall be governed by and interpreted in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions.

G.    No Right to Company Assets

Nothing in this Plan shall be construed as giving the Participant, Participant's beneficiaries or any other person any equity or interest of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for payments due under the provisions of this Plan, the Participant, Participant's beneficiaries and any other persons having a claim for payments shall be unsecured creditors of the Company.
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Amended as of September 20, 2007 to add proration

Amended as of November 15, 2007 to increase stock payment from $40,000 to $45,000 effective January 1, 2008

Amended as of November 20, 2008 to permit deferrals

Amended as of February 26, 2010 to permit no further Stock Payments

Amended as of January 19, 2012 to increase stock payment from $45,000 to $60,000 effective January 1, 2012

Amended as of January 16, 2014 to increase stock payment from $60,000 to $75,000 effective January 1, 2014

Amended as of November 20, 2014 to increase stock payment from $75,000 to $80,000 effective January 1, 2015